FOOTSTAR, INC.
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                    Change in Control Agreement for _________
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                                 FOOTSTAR, INC.
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                    Change in Control Agreement for _________
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1.  Definitions..........................................................    1

2.  Term of Agreement....................................................    4

3.  Entitlement to Change in Control Benefit.............................    4

4.  Confidentiality; Cooperation with Regard to Litigation...............    6

5.  Remedies.............................................................    7

6.  Resolution of Disputes...............................................    8

7.  Effect of Agreement on Other Benefits................................    8

8.  Not an Employment Agreement..........................................    8

9.  Assignability; Binding Nature........................................    8

10. Representation.......................................................    9

11. Entire Agreement.....................................................    9

12. Amendment or Waiver..................................................    9

13. Severability.........................................................    9

14. Survivorship.........................................................    9

15. Governing Law/Jurisdiction...........................................   10

16. Notices..............................................................   10

17. Headings.............................................................   10

18. Counterparts.........................................................   11
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                           CHANGE IN CONTROL AGREEMENT


          AGREEMENT, made and entered into as of the day of June, 1996 by and between Footstar, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and (the "Executive").

                              W I T N E S S E T H :

          WHEREAS, the Executive is an employee of the Company serving in an executive capacity;

          WHEREAS, the Board of Directors of the Company (the "Board") believes it is necessary and desirable that the Company be able to rely upon the Executive to continue serving in his or her position in the event of a pending or actual change in control of the Company;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

    1.    Definitions.

          (a)       "Base Salary" shall mean the Executive's annual base salary.

          (b)       "Cause" shall mean:

                    (i) the Executive's willful and material breach of Section 4 of this Agreement;

                    (ii) the Executive is convicted of a felony involving moral turpitude; or

                    (iii) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his/her duties under this Agreement, resulting, in either case, in material harm to the financial condition or reputation of the Company.

          For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him/her not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive. A termination for Cause shall not take effect unless the provisions of this paragraph are complied with. The Executive shall be given written notice by the Company of its intention to terminate him/her for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within 90 days of the Company's learning of such act or acts or failure or failures to act. The Executive shall have 10 days after the date that such written notice has been given to him/her in which to cure such conduct, to the extent such cure is possible. If he/she fails to cure such conduct, the Executive shall then be entitled to a hearing before the Compensation
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Committee of the Board at which the Executive is entitled to appear. Such hearing shall be held within 15 days of such notice to the Executive, provided he/she requests such hearing within 10 days of the written notice from the Company of the intention to terminate him/her for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he/she shall thereupon be terminated for Cause. Such hearing shall not limit any other review as set forth in this Agreement on a de novo basis.

          (c) A "Change in Control" shall be deemed to have occurred if:

                    (i) An acquisition by any Person of Beneficial Ownership of the shares of common stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding"), if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 25% or more of the Company Common Stock Outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

                    (ii) The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 1(c) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with Executive or entities controlled by Executive shall not constitute a Corporate Transaction; or

                    (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 1(c), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumbent Board.

          Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 1(c) the following shall not constitute a Change in Control for purposes of this Agreement: (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of the Company immediately prior to the transaction or an employee


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benefit plan (or related trust) sponsored or maintained by the Company or an entity that was a subsidiary of the Company immediately prior to the transaction if, immediately after such transaction (including consummation of all related transactions), the surviving entity is controlled by no Person other than such employee benefit plan (or related trust) and/or other Persons who controlled the Company immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

          For purposes of this definition:

                    (A) The terms "Beneficial Ownership", "Beneficially Owning", "Beneficially Owned" and "Beneficial Owners" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

                    (B) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

                    (C) The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

          (d) "Confidential Information" shall have the meaning set forth in
Section 4 below.

          (e) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his/her initiative following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                    (i) a material change, adverse to Executive, in Executive's position, title, office, status, rank, nature of responsibilities, or authority within the Company;

                    (ii) an assignment of any duties to Executive which are inconsistent with his/her status;

                    (iii) a decrease in annual Base Salary, target annual incentive award opportunity or target long term incentive award opportunity;


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                    (iv) any failure to secure the agreement of any successor
corporation or other entity to the Company to fully assume the Company's obligations under this Agreement; or

                    (v) a relocation of Executive's principal place of employment more than 35 miles from his place of employment before such relocation.

          (f) "Disability" shall mean disability as that term is defined in the Company's Long-Term Disability Plan.

          (g) "Effective Date" shall have the meaning set forth in Section 2 below.

          (h) "Original Term" shall have the meaning set forth in Section 2 below.

          (i) "Renewal Term" shall have the meaning set forth in Section 2 below.

          (j) "Retirement" shall mean the Executive's termination of employment with the Company at or after attaining age 60.

          (k) "Severence Period" shall mean the period of 24 months following the termination of the Executive's employment.

          (l) "Subsidiary" shall have the meaning set forth in Section 4 below.

          (m) "Term" shall have the meaning set forth in Section 2 below.

    2.    Term of Agreement.

          The term of this Agreement shall commence immediately upon the date on which shares of Company common stock are distributed to shareholders of Melville Corporation (the "Effective Date") and end on the third anniversary of such date (the "Original Term"). The Original Term shall be automatically renewed for successive one-year terms (the "Renewal Terms") unless at least 180 days prior to the expiration of the Original Term or any Renewal Term, either Party notifies the other Party in writing that he/she or it is electing to terminate this Agreement at the expiration of the then current Term. If a Change in Control shall have occurred during the Original Term or during any Renewal Term, notwithstanding any other provision of this Section 2, the Term shall be automatically extended and shall end two years after such Change in Control. "Term" shall mean the Original Term and all Renewal Terms.

     3.   Entitlement to Severance Benefit.

          (a) Severance Benefit. In the event the Executive's employment with the Company is terminated without Cause, other than due to death, Disability or Retirement, or in the event there is a Constructive Termination Without Cause, in either case within two years following a Change in Control, the Executive shall be entitled to receive:


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                    (i) Base Salary through the date of termination of the
Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                    (ii) an amount equal to two times the Executive's Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                    (iii) a pro rata annual incentive award for the year in which termination occurs, assuming that the Executive would have received an award equal to the Executive's target award opportunity for such year, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                    (iv) an amount equal the Executive's target annual incentive award opportunity for the year of termination (or in the event a reduction in such target is the basis for a Constructive Termination Without Cause, then the target in effect immediately prior to such reduction) multiplied by two, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                    (v) lapse of all restrictions on any restricted stock award (including any performance-based restricted stock) outstanding at the time of termination of employment;

                    (vi) Company common stock, issued without restrictions, equal to any outstanding award of contingent shares as of the date of termination, including any matching grant under the Company's "STEP" program or award under the Company's "Founders Stock" program;

                    (vii) immediate vesting of all outstanding stock options and the right to exercise such stock options during the Severance Period or for the remainder of the exercise period, if less;

                    (viii) immediate vesting of all outstanding awards under the "Career Equity" program and a pro rata payment of such awards based on target performance, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                    (ix) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                    (x) settlement of all deferred compensation arrangements in accordance with Executive's duly executed Deferral Election Forms or the terms of any mandatory deferral;


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                    (xi) continued participation in all medical, health and life insurance plans at the same benefit level at which he/she was participating on the date of the termination of his/her employment until the earlier of:

                              (A) the end of the Severance Period; or

                              (B) the date, or dates, he/she receives equivalent
coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (1) if the Executive is precluded from continuing his/her participation in any employee benefit plan or program as provided in this clause (xi) of this Section 3(a), he/she shall receive cash payments equal on an after-tax basis to the cost to him/her of obtaining the benefits provided under the plan or program in which he/she is unable to participate for the period specified in this clause (xi) of this Section 3(a),
(2) such cost shall be deemed to be the lowest reasonable cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (3) payment of such amounts shall be made quarterly in advance; and

                    (xii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

          (b) No Mitigation; No Offset. In the event of any termination of employment under this Section 3, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he/she may obtain.

          (c) Nature of Payments. Any amounts due under this Section 3 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

          (d) Release of Employment Claims. The Executive agrees, as a condition to receipt of the termination payments and benefits provided for in this Section 3, that he/she will execute a release agreement, in a form reasonably satisfactory to the Company, releasing any and all claims arising out of the Executive's employment (other than enforcement of this Agreement, the Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which he/she is entitled under this Agreement, and any claim for any tort for personal injury not arising out of or related to his/her termination of employment).

     4.   Confidentiality; Cooperation with Regard to Litigation.

          (a) During the Term and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential or make use of any Confidential Information, except when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him/her to divulge, disclose or make accessible such information. In the event that


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the  Executive  is so ordered,  he/she shall give prompt  written  notice to the
Company in order to allow the Company the opportunity to object to or otherwise resist such order.

          (b) During the Term and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his/her rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him/her to members of his/her immediate family, his/her tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

          (c) "Confidential Information" shall mean all information that is not known or available to the public concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 4(a) above.

          (d) "Subsidiary" shall mean any corporation controlled directly or indirectly by the Company and any affiliate of the Company.

          (e) The Executive agrees to cooperate with the Company, during the Term and thereafter (including following the Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any Subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his/her provision of testimony or assistance.

     5.   Remedies.

          In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contained in Section 4 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and (b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company.


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     6.   Resolution of Disputes.

          Any disputes arising under or in connection with this Agreement, other than seeking injunctive relief under Section 5, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Section 4 above shall be submitted to the federal or state courts in the State of New Jersey. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due the Executive under this Agreement. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive in seeking to enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to the Executive promptly by the Company, whether or not the Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that the Executive's assertion of such rights was in bad faith or frivolous.

     7.   Effect of Agreement on Other Benefits.

          Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he/she currently participates.

     8.   Not an Employment Agreement.

          This Agreement is not, and nothing herein shall be deemed to create, a contract of employment between the Executive and the Company. The Company may terminate the employment of the Executive at any time, subject to the terms of any employment agreement between the Company and the Executive that may then be in effect.

     9.   Assignability; Binding Nature.

          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to


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cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his/her rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 14 below.

     10.  Representation.

          The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

     11.  Entire Agreement.

          This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     12.  Amendment or Waiver.

          No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     13.  Severability.

          In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     14.  Survivorship.

          The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.


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     15.  Governing Law/Jurisdiction.

          This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws, except insofar as the Delaware General Corporation Law, federal laws and regulations may be applicable. Subject to Section 6, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement:
(i) the United States District Court for New Jersey, (ii) any of the courts of the State of New Jersey, or (iii) any other court having jurisdiction. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he/she may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

     16.  Notices.

          Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

          If to the Company:                 Footstar, Inc.
                                             933 MacArthur Boulevard
                                             Mahwah, New Jersey 07430
                                             Attention:  Secretary

          If to the Executive:               _________________________
                                             _________________________
                                             _________________________

     17.  Headings.

          The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.


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     18.  Counterparts.

          This Agreement may be executed in two or more counterparts.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           FOOTSTAR, INC.


                                           By: _____________________________
                                           Name:
                                           Title:


                                           EXECUTIVE


                                           _________________________________


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